Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-192436, 333-200414, 333-208113, 333-214758, 333-219266, 333-221693, 333-223219, 333-226338, 333-228421, 333-232729, 333-234753, 333-237683, 333-239905, 333-250108, 333-257960, 333-261102, 333-266258, 333-268338, 333-268342, 333-273215, 333-275729, 333-275732, 333-280630, 333-283167, 333-283450, 333-288457, 333-291257 and 333-291734) of Sony Group Corporation of our report dated June 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Japan LLC

Tokyo, Japan

June 18, 2026